Exhibit (h)(5)(C)

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

AMENDMENT TO SUBLICENSE AGREEMENT

AMENDMENT made as of the 28th day of September 2017 to the Sublicense Agreement dated September 23, 2015 (the “Agreement”), by and between John Hancock Advisers, LLC, a Delaware limited liability company, and John Hancock Exchange-Traded Fund Trust, a Massachusetts business trust. In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGES IN EXHIBIT A

EXHIBIT A of the Agreement, which sets forth the Indexes and Marks that John Hancock, through Index Providers, has the right to sublicense, is hereby amended to add the Index and Marks related to the following new series: John Hancock Multifactor Small Cap ETF. The amended and restated Exhibit A is set forth hereto.

2.	EFFECTIVE DATE

This Amendment shall become effective as of the date first mentioned above.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK ADVISERS, LLC

By:	/s/ Leo Zerilli
Leo Zerilli
Senior Vice President and Chief Investment Officer

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

By:	/s/ Andrew G. Arnott
Andrew G. Arnott
President

EXHIBIT A

Product	Index and Mark(s)	Index Provider	Fees
John Hancock Multifactor Large Cap ETF	Index: John Hancock Dimensional Large Cap Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None

John Hancock Multifactor Mid Cap ETF	Index: John Hancock Dimensional Mid Cap Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None

John Hancock Multifactor Consumer Discretionary ETF	Index: John Hancock Dimensional Consumer Discretionary Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None

John Hancock Multifactor Financials ETF	Index: John Hancock Dimensional Technology Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None

John Hancock Multifactor Healthcare ETF	Index: John Hancock Dimensional Financials Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None

John Hancock Multifactor Technology ETF	Index: John Hancock Dimensional Healthcare Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None

John Hancock Multifactor Consumer Staples ETF	Index: John Hancock Dimensional Consumer Staples Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None

A-1

John Hancock Multifactor Energy ETF	Index: John Hancock Dimensional Energy Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None

John Hancock Multifactor Industrials ETF	Index: John Hancock Dimensional Industrials Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None

John Hancock Multifactor Materials ETF	Index: John Hancock Dimensional Materials Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None

John Hancock Multifactor Utilities ETF	Index: John Hancock Dimensional Utilities Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None

John Hancock Multifactor Developed International ETF	Index: John Hancock Dimensional Developed International Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None

John Hancock Multifactor Small Cap ETF	Index: John Hancock Dimensional Small Cap Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None

A-2